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                                                                   EXHIBIT 10.10

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                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                                  LODGIAN, INC.

                                       AND

                                  THOMAS ARASI

                          Dated as of February 9, 2001

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                              EMPLOYMENT AGREEMENT

                  AGREEMENT (this "Agreement"), by and between Lodgian, Inc., a Delaware corporation (the "Company"), and Thomas Arasi (the "Executive"), dated as of February 9, 2001. Capitalized terms used in this Agreement that are not defined in the operative provisions shall have the meanings ascribed to them on Exhibit B hereto.

                  1. EMPLOYMENT PERIOD. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company for the Employment Period, subject to the terms and conditions of this Agreement. The term "Employment Period" means the longer of (x) the period commencing on the date hereof and ending on the third anniversary of such date (the "Initial Term") or (y) the Initial Term plus such longer term as may be agreed by Executive and the Company pursuant to Section 2.

                  2.       RENEWAL TERMS.

                  (a) No later than one hundred twenty (120) days prior to the third anniversary of the date hereof, the Company may offer to renew this Agreement for an additional three (3) year term (the "Renewal Term") on the same terms and conditions as are set forth in this Agreement, except that:

                  (i) The Base Salary will equal the greater of $692,000 or the Base Salary in effect on the third anniversary of the date hereof. The Executive's annual bonus during the Renewal Term will remain at up to 100% of Base Salary as such Base Salary is adjusted. $283,000 of the annual bonus will be guaranteed and the remainder will be based on the achievement of performance objectives that are mutually agreed to by the Executive and the Compensation Committee of the Company's Board of Directors (the "Committee") no later than ninety (90) days after the beginning of the Renewal Term and within the first ninety (90) days of each subsequent fiscal year beginning within the Renewal Term; and

                  (ii) On the first day of the Renewal Term, the Company will grant the Executive options to acquire 2,000,000 shares of the Company's common stock at an exercise price equal to the fair market value of the Company's common stock on the date of such grant. 666,667 of such options will vest on the last day of each year of the Renewal Term and all such options will automatically vest upon consummation of a Change of Control that occurs following the grant of such options.

                  (b) If the Company does not offer to extend the Initial Term as provided in Section 2(a):

                  (i) no later than thirty (30) days after the expiration of the Initial Term, the Company will pay the Executive an amount equal to three times the sum of (x) the Base Salary in effect on the last day of the Initial Term and (y) the maximum amount of the annual bonus (as defined in Section 5(b)) that could have been paid with respect to the fiscal year in which the expiration of the Initial Term occurs;


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                  (ii)     all unvested options to acquire common stock of the
         Company will vest as of the last day of the Initial Term and remain exercisable for forty-two (42) months following expiration of the Initial Term; and

                  (iii) the Executive, his spouse and dependent children will be entitled to continuation of the health, life and disability benefits set forth in Section 6(b)(iii) for three (3) years following expiration of the Initial Term on terms and conditions no less favorable than those in effect at the end of the Initial Term, but subject to the provisos set forth in Section 6(b)(iii).

                  (c) If the Company does offer to extend the Initial Term as provided in Section 2(a) and Executive declines to renew the contract, no severance will be paid but all unvested options to acquire common stock of the Company will vest as of the last day of the Initial Term and remain exercisable for forty-two (42) months following expiration of the Initial Term.

                  (d) If this Agreement is renewed at the end of the Initial Term for the Renewal Term, the parties will negotiate in good faith to renew this Agreement for a third term. If the parties do not reach agreement on such third term:

                  (i) the Company will pay the Executive severance pay equal to two times the sum of (x) the Base Salary in effect on the last day of the Renewal Term and (y) the maximum amount of the annual bonus that could have been paid with respect to the fiscal year in which the expiration of the Renewal Term occurs;

                  (ii) the Executive, his spouse and dependent children will be entitled to continuation of the health, life and disability benefits set forth in Section 6(b)(iii) for two (2) years following the expiration of the Initial Term on terms and conditions no less favorable than those in effect at the end of the Initial Term but subject to the provisos set forth in Section 6(b)(iii); and

                  (iii) all unvested options to acquire common stock of the Company will vest as of the last day of the Renewal Term and remain exercisable for forty-two (42) months following expiration of the Renewal Term.

                  (e) If either party does not intend to renew this Agreement at the end of the Initial Term or the Renewal Term, such party must give the other party notice to this effect no later than one hundred twenty
(120) days prior to the end of the applicable term.

                  3.       POSITION AND DUTIES.

                  (a) Commencing on the date hereof and for the remainder of the Employment Period, the Executive shall serve as the President and Chief Executive Officer of the Company. The Executive shall report directly to the Board of Directors of the Company (the "Board") and shall have such duties and authority, consistent with his position as the President and Chief Executive Officer of the Company, as shall be assigned to him from time to time by the Board. The Executive's powers and authority shall be superior to those of any other officer or employee


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of the Company and all employees of the Company shall report to the Executive or his designees.

                  (b) The Board shall appoint the Executive to the Board as a Class II director effective on the date hereof to hold office until the Company's 2003 annual meeting of stockholders or until his successor shall have been duly elected and qualified. The Board shall thereafter nominate and recommend the Executive for election to the Board, and shall use its best efforts to cause Executive to be elected and reelected to membership on the Board through the remainder of the Employment Period. The Executive shall serve on the Board for no additional compensation or fees. The Executive shall also serve, if requested by the Board, as an executive officer and director of subsidiaries and a director of associated companies of the Company for no additional compensation or fees.

                  (c) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his entire working time, attention and energies to the business and affairs of the Company and to use his best efforts to perform faithfully and efficiently such responsibilities. The Executive shall be entitled to not less than four (4) weeks of paid vacation during each calendar year of the Employment Period.

                  (d) During the Employment Period, so long as such activities do not substantially interfere with the performance of his duties and responsibilities to the Company hereunder, the Executive may engage in activities relating to personal matters (including personal and financial matters) and in industry, civic and charitable activities, including membership on charitable boards of directors or trusteeships of non-affiliated companies and organizations.

                  4. PLACE OF PERFORMANCE. The Executive shall perform his duties and conduct his business at the principal executive offices of the Company, except for required travel on the Company's business.

                  5. COMPENSATION. As full and complete compensation for all services performed by the Executive and subject to the performance of the Executive's obligations in this Agreement the Executive shall be entitled to the compensation set forth in this Section 5:

                  (a) Base Salary. During the Employment Period, the Company shall pay the Executive a base salary at the annual rate of not less than $550,000 ("Base Salary"). Base Salary shall be payable in accordance with the usual payment practices of the Company. The Company will review the Base Salary at least annually and in light of such review may increase (but not decrease) the Base Salary taking into account any change in the Executive's responsibilities, increases in compensation of other executives with comparable responsibilities, performance of the Executive and other pertinent factors, and such adjusted Base Salary shall then constitute "Base Salary" for purposes of this Agreement.

                  (b) Annual Bonus. The Executive shall be eligible, for each fiscal year ending during the Employment Period, to receive an annual bonus of up to 100% of Base Salary (but not less than the guaranteed amount described in the following sentence). For the first, second and


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third year of the Employment Period, $325,000, $275,000 and $225,000,
respectively, of the Annual Bonus will be guaranteed and paid quarterly, with the first payment made on March 31 of each respective year. The remainder of the annual bonus for each year of the Employment Period will be determined based on the achievement of performance objectives that are mutually agreed to by the Committee and the Executive. Performance objectives will be established no later than ninety (90) days after the date of this Agreement and within the first ninety (90) days of the beginning of the fiscal year for each subsequent year. If the Committee and the Executive are unable to agree on performance objectives, performance objectives will be determined by arbitration before a mutually agreed accounting firm or, absent agreement, whichever of PricewaterhouseCoopers LLP or Ernst & Young LLP is independent of the Company. A pro rata portion of the amount of the annual bonus for each fiscal year that is not guaranteed will be paid to the Executive if performance objectives are achieved in part. The maximum annual bonus will be subject to an automatic adjustment so as to remain equal to 100% of Base Salary.

                  (c)      Equity Incentives.

                  (i) As further inducement for the Executive to enter into this Agreement and to continue in the employ of the Company, the Company will grant to the Executive options to acquire 2,000,000 shares of the Company's common stock. 500,000 of such options shall vest each year over a period of four
(4) years. The exercise price per share of the options will equal the lowest of
(x) $1.50 per share, (y) fifty percent (50%) of the average of the closing prices of the Company's common stock as reported on the New York Stock Exchange ("NYSE") for the twenty (20) trading days following announcement of the Executive's employment by the Company, or (z) fifty percent (50%) of the average of the closing prices of the Company's common stock as reported on the NYSE for the twenty (20) trading days following an announcement, prior to December 31, 2001, by (A) Edgecliff Holdings, LLC or any of its affiliates ("Edgecliff") that Edgecliff will not pursue a transaction with the Company or (B) the Company that the Company will not pursue a transaction with Edgecliff, provided, either such post-announcement period continues for at least twenty (20) days. The options described in this Section 5(c) shall be evidenced by an agreement to be entered between the Company and the Executive substantially in the form of Exhibit D hereto, subject however to this paragraph and the following:

                           (A) Interest free or cashless exercise of the options shall be available to the Executive at the Executive's request to enable payment of taxes resulting from options exercised to facilitate the Executive's ability to hold stock for future appreciation.

                           (B) The term of the options will be ten (10) years. All options shall remain exercisable for forty-two (42) months following the Executive's Date of Termination, except in the event of a Change of Control, in which event the Executive's options shall, at the Executive's election, be cashed-out or rolled-over at the price pursuant to the terms established by such Change of Control, unless the transaction is treated as a pooling transaction for accounting purposes.


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                           (C)      In the event of any recapitalization,
                  reclassification, spin-off, partial liquidation, stock dividend, split-up, distribution to stockholders or combination of the capital stock of the Company or other change in the Company's capital structure, Executive will be entitled to appropriate anti-dilution protection with respect to his options.

                  (ii) During the Employment Period, the Board may, in its discretion, consider additional grants of equity incentives to the Executive. The Executive will not be precluded from negotiating for additional equity in connection with any renewal of this Agreement.

                  (d) Benefits. Except as modified by this Agreement, throughout the Employment Period, the Executive shall be entitled to participate in Plans and to receive all benefits, perquisites and emoluments for which other executive officers of the Company are eligible under any Plan now or hereafter established and maintained by the Company to the fullest extent permissible under the general terms or provisions of such Plans and in accordance with the provisions thereof. The Executive shall also be provided a monthly automobile allowance and reimbursement of reasonable and documented cell phone and home office expenses. The Company shall also provide a life insurance policy covering Executive in a face amount equal to $3,300,000, naming such beneficiary as may be designated by the Executive, and a disability insurance policy covering Executive at an amount equal to the maximum available under standard underwriting practices. Nothing in this Agreement shall preclude the Company from terminating or amending, from time to time, any Plan.

                  (e) No Other Compensation or Benefits. The Executive agrees that, except for the payments and benefits outlined in Sections 5, 6, 7 and 11, the Executive is not entitled to any other payments or benefits.

                  6.       TERMINATION OF EMPLOYMENT.

                  (a) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (b) Termination for Death, Disability or Retirement. The Executive's employment shall terminate upon his death, Disability or Retirement during the Employment Period. In the event of such termination:

                  (i) the Company shall make a lump sum cash payment to the Executive (or, in the event that termination results from the death of the Executive, to his estate) within thirty (30) days after the Date of Termination in an amount equal to the sum of:

                           (A) the Executive's Base Salary payable through the Date of Termination to the extent not already paid;


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                           (B)      the maximum amount of the Executive's annual
                  bonus that could have been paid with respect to the fiscal year in which the Date of Termination occurs, absent the termination of the Executive's employment, prorated for the portion of such fiscal year through the Date of Termination taking into account the number of complete months during such fiscal year through the Date of Termination; and

                           (C) the Executive's actual earned annual bonus for any completed fiscal year or period not theretofore paid;

                  (ii) the Executive shall retain options which shall have been vested as of the Date of Termination and shall forfeit options which have not been vested; and

                  (iii) the Executive (and his spouse and dependent children) will be entitled to continuation of health, life and disability benefits under the Plans for a period of three years from the Date of Termination on terms and conditions no less favorable than those in effect on the Date of Termination; provided, that to the extent such benefits cannot be provided to the Executive under the terms of the Plans or the Plans cannot be so amended in any manner not adverse to the Company, the Company shall pay the Executive, on an after-tax basis, an amount necessary for the Executive to acquire such benefits from an independent insurance carrier; and provided further, that the obligations of the Company under this clause (iii) shall be terminated if, at any time after the Date of Termination, the Executive is employed by or is otherwise affiliated with a party that offers comparable health, life and disability benefits to the Executive.

                  (c) Resignation by the Executive Without Good Reason. If the Executive shall resign his employment with the Company without Good Reason, the Executive shall provide the Company with a Notice of Termination at least one hundred twenty (120) days prior to the Date of Termination. In the event of such resignation:

                  (i) the Company shall make a lump sum cash payment to the Executive within 30 days after the Date of Termination in an amount equal to the sum of:

                           (A) the Executive's Base Salary payable through the Date of Termination to the extent not already paid; and

                           (B) the Executive's actual earned annual bonus for any completed fiscal year or period not theretofore paid;

                  (ii) upon providing the Company with a Notice of Termination and until the Date of Termination, the Executive shall cooperate fully with the Company in achieving a smooth transition of the Executive's duties and responsibilities to such person(s) as may be designated by the Company; and

                  (iii) if the Executive's employment is terminated (1) before the second anniversary of the date hereof, there shall be no vesting of options and on the Date of Termination the Executive shall forfeit all options granted, whether or not vested, (2) after the second anniversary of the date hereof, the Executive shall retain only the


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         options which shall have already vested as of the Date of Termination and shall forfeit the options which have not been vested.

                  (d) Termination by the Company for Cause. If the Executive's employment shall be terminated for Cause during the Employment
Period, the Employment Period shall terminate without further obligations to the Executive other than the obligation to pay him all payments and benefits due, in accordance with the Company's Plans through the Date of Termination. Upon a termination for Cause, the Executive shall retain all vested options and shall forfeit all unvested options.

                  (e) Termination by the Company Without Cause or By the Executive for Good Reason. If the Executive's employment shall be terminated by the Company without Cause during the Employment Period, or by the Executive for Good Reason, then:

                  (i) the Company shall make a lump sum cash payment to the Executive within thirty (30) days of the Date of Termination in an amount equal to the sum of:

                           (A) three times the sum of (x) Base Salary in effect as of the Date of Termination and (y) the maximum amount of the annual bonus that could have been paid with respect to the fiscal year in which the Date of Termination occurs;

                           (B) the Executive's Base Salary payable through the Date of Termination to the extent not already paid; and

                           (C) the Executive's actual earned annual bonus for any completed fiscal year or period not theretofore paid;

                  (ii) the Executive, his spouse and dependent children will be entitled to continuation of the health, life and disability benefits set forth in Section 6(b)(iii) for three (3) years following the Date of Termination on terms and conditions no less favorable than those in effect on the Date of Termination but subject to the provisos set forth in Section 6(b)(iii); and

                  (iii) All unvested options held by the Executive shall vest on the Date of Termination.

                  7. OBLIGATIONS OF THE COMPANY RELATING TO A CHANGE OF CONTROL. Upon consummation of a Change of Control, then, notwithstanding anything to the contrary in this Agreement:

                  (a) All unvested options held by the Executive shall vest upon consummation of a Change of Control, unless such Change of Control results from the acquisition of the Company by Edgecliff pursuant to a definitive agreement between the Company and Edgecliff executed before or at any time during the 120-day period following the date hereof between the Executive and the Company (the "120-Day Carve-Out") and the transaction contemplated by such definitive agreement with Edgecliff is consummated on or before December 31, 2001 (the "Edgecliff End Date"). If a definitive agreement is not executed with Edgecliff during the 120-Day Carve-Out and a Change of Control subsequently occurs with Edgecliff, or if a definitive


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agreement is executed with Edgecliff during the 120-Day Carve-Out but the transaction contemplated by such agreement is not consummated by the Edgecliff End Date and a Change of Control subsequently occurs with Edgecliff, all unvested options held by the Executive shall vest. If a Change of Control occurs as a result of a transaction with Edgecliff pursuant to a definitive agreement executed during the 120-Day Carve-Out and consummated by the Edgecliff End Date, 830,000 unvested options shall automatically vest upon consummation of such Change of Control, and any other unvested options shall be forfeited. The Executive will have the right to cause the Company to purchase such vested options at a price equal to the price per share at which the Company's common stock is acquired in such transaction minus the exercise price per option times the number of shares of stock underlying such options.

                  (b) If a Change of Control occurs at a price that is less than $4.50 per share as a result of a transaction with Edgecliff pursuant to a definitive agreement executed during the 120-Day Carve-Out and consummated before the Edgecliff End Date, the number of options that would otherwise vest as provided in Section 7(a) will be increased so that upon consummation of the transaction the value of the options that will vest in a transaction at a price below $4.50 per share will equal the value of the options that would have vested at a price of $4.50 per share.

                  (c) Provided the Company or the Executive terminates the Executive's employment following a Change of Control (other than a termination by the Company for Cause), the Company shall make a lump sum cash payment to the Executive in the amount equal to the sum of:

                           (A) 2.99 times the sum of (x) the Base Salary in effect upon consummation of the Change of Control and (y) the maximum amount of the annual bonus that could have been paid with respect to the fiscal year in which the Change of Control occurs, unless such payment is payable due to a Change of Control which occurs as a result of a transaction with Edgecliff pursuant to a definitive agreement executed during the 120-Day Carve-Out and consummated before the Edgecliff End Date in which case the Company shall make a lump sum cash payment to the Executive in the amount equal to two times the sum of the sum of (x) the Base Salary in effect upon consummation of the Change of Control and (y) the maximum amount of the annual bonus that could have been paid with respect to the fiscal year in which the Change of Control occurs;

                           (B) the Executive's Base Salary payable through the Date of Termination to the extent not already paid; and

                           (C) the Executive's actual earned annual bonus for any completed fiscal year or period not theretofore paid;

                  (d) The Executive, his spouse and dependent children will be entitled to continuation of the health, life and disability benefits set forth in Section 6(b)(iii) for three (3) years following consummation of a Change of Control on terms and conditions no less favorable than those in effect on the date of the Change of Control but subject to the provisos set forth in
Section 6(b)(iii).


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                  8.       OFFSET. The Company shall have the right to offset
the amounts required to be paid to the Executive under this Agreement against any amounts owed by the Executive to the Company, and nothing in this Agreement shall prevent the Company from pursuing any other available remedies against the Executive.

                  9. NONEXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any Plan for which the Executive may qualify. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any Plan, contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such Plan, or contract or agreement except as explicitly modified by this Agreement.

                  10.      FULL SETTLEMENT; LEGAL FEES.

                  (a) No Obligation to Mitigate. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and, except as specifically provided in this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment.

                  (b) Nature of Payments and Benefits. Any amounts and benefits due under Section 6, 7 or 11 are in nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

                  (c) Release. The Executive agrees that, as a condition to receiving the payments and benefits provided under Sections 6, 7 and 11 the Executive will execute, deliver and not revoke (within the time period permitted by applicable law) a Separation and Release Agreement substantially in the form of Exhibit A hereto.

                  (d) Resignation. Upon the Date of Termination, Executive shall automatically be deemed to have resigned as an officer and director of the Company, any subsidiary and any affiliate and as a fiduciary of any benefit plan of any of the foregoing. The Executive shall execute any further documentation of such resignation as is reasonably requested by the Company and, if the Executive is to receive any payments from the Company, execution of such further documentation shall be a condition thereof.

                  (e) Expenses of Contests. The following shall apply for any dispute arising hereunder:

                  (i) Other than with respect to claims brought by the Executive against, or defenses by the Executive of any claim of, the Company with respect to this Agreement that were determined to have been made or asserted by the Executive in bad faith or frivolously, the Company agrees to pay all reasonable legal and professional fees and expenses that the Executive may reasonably incur as a result of any contest by the Executive, by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement).


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                  (ii)     The Executive shall reimburse the Company for its
         reasonable legal and professional fees and expenses, to the extent there is a final determination that such fees or expenses relate to claims brought by the Executive against, or defenses by the Executive of any claim of, the Company with respect to this Agreement that were determined to have been made or asserted by the Executive in bad faith or frivolously.

                  11. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. Anything in this Agreement to the contrary notwithstanding, in the event that any actual or constructive payment or distribution by the Company to or for the benefit of the Executive pursuant to Section 7 is subject to the excise tax imposed by
Section 4999 of the Code or any successor provision of the Code (the "Excise Tax"), then the Company shall make the payments described on Exhibit C hereto.

                  12.      RESTRICTIONS AND OBLIGATIONS OF THE EXECUTIVE.

                  (a) Consideration for Restrictions and Covenants. The parties hereto acknowledge and agree that the principal consideration for the agreement to make the payments provided in Sections 5, 6, 7 and 11 hereof from the Company to the Executive and the grant to the Executive of the options of the Company as set forth herein is the Executive's compliance with the undertakings set forth in this Section 12. Specifically, the Executive agrees to comply with the provisions of this Section 12 irrespective of whether the Executive is entitled to receive any payments under Sections 5, 6, 7 or 11 of this Agreement.

                  (b) Confidentiality. All Confidential Information and Trade Secrets (as defined below) and all physical embodiments thereof received or developed by the Executive while employed by the Company are confidential to and are and will remain the sole and exclusive property of the Company. Except to the extent necessary to perform the duties assigned to him by the Company, or as otherwise required by law, the Executive will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof nor take any action causing or fail to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Executive to lose its character or cease to qualify as Confidential Information or Trade Secrets. As used herein, "Confidential Information" means data and information relating to the business of the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through its relationship to the Company and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. The provisions in this Agreement restricting the use of Confidential Information shall survive for a period of one (1) year following termination of this Agreement. As used herein, "Trade Secrets" means information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being


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

generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The provisions of this Agreement restricting the use of Trade Secrets shall survive termination of this Agreement for so long as is permitted by the Georgia Trade Secrets Act of 1990, O.C.G.A. ss.ss. 10-1-760-10-1-767.

                  (c) Return of Property. Upon request by the Company, and in any event upon termination of the employment of the Executive with the Company for any reason, the Executive will promptly deliver to the Company all property belonging to the Company, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in the Executive's custody, control or possession.

                  (d)      Non-Solicitation.

                  (i) During the Employment Period and for a one-year period following the Date of Termination, the Executive shall not, directly or indirectly solicit, encourage, cause or induce any officer of the Company or any of its subsidiaries to terminate such officer's employment with the Company or such subsidiary for the employment of another company without the prior written consent of the Company's Board.

                  (ii) The Executive acknowledges that the provisions of this Agreement are reasonable and necessary for the protection of the businesses of the Company and that part of the compensation paid under this Agreement and the agreement to pay severance in certain instances is in consideration for the agreements in this Section 12(d).

                  (e) Litigation Assistance. The Executive agrees to cooperate with the Company and its counsel in regard to any litigation presently pending or subsequently initiated involving matters of which the Executive has particular knowledge as a result of employment with the Company. Such cooperation shall consist of the Executive making himself available at reasonable times for consultation with officers of the Company and its counsel and for depositions or other similar activity should the occasion arise. Reasonable travel costs and out-of-pocket expenses in connection with such cooperation shall be reimbursed by the Company. The Executive shall not receive any additional compensation for providing assistance pursuant to this Section 12(e) following the Date of Termination. The obligations under this Section 12(e) shall survive for a five (5) year period following the Date of Termination

                  (f) Equitable Relief; Severability; Survival. Without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Executive of the covenants contained in this Section 12, it is expressly agreed by the Executive and the Company that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief, without the necessity of proving actual monetary loss, to prevent any such violation or any continuing violation thereof. Each party intends and agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in this Section 12, any term, restriction, covenant or promise contained herein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency. The covenants contained in Section 12 shall survive the conclusion of the Executive's employment by the Company to the extent specified herein.

                  13.      SUCCESSORS.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  14.      MISCELLANEOUS.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws.

                  (b) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                  (c) Amendment. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (d) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (i) If to the Executive, to the address on file with the Company; and

                  (ii) If to the Company, to it at Lodgian, Inc., 3445 Peachtree Road, N.E., Suite 700, Atlanta, Georgia, 30326, Attention:
         General Counsel;

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (e) Assistance to Company. At all times during and after the Employment Period and at the Company's expense for significant out-of-pocket expenses actually and reasonably incurred by the Executive in connection therewith, the Executive shall provide reasonable assistance to the Company in the collection of information and documents and shall make the Executive available when reasonably requested by the Company in connection with claims or actions brought by or against third parties or investigations by governmental agencies based upon events or circumstances concerning the Executive's duties, responsibilities and authority during the Employment Period.

                  (f) Severability of Provisions. Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render unenforceable any other section contained in this Agreement. The Executive acknowledges that the restrictive covenants contained in Section 12 are a condition of this Agreement and are reasonable and valid in geographical and temporal scope and in all other respects. If any court or arbitrator determines that any of the covenants in Section 12, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court or arbitrator determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the minimum extent necessary to make such covenants valid and enforceable.

                  (g) Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

                  (h) Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (i)      Dispute Resolution.

                  (i) In the event of disputes between the parties with respect to the terms and conditions of this Agreement, such disputes shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association ("AAA") (or any like organization successor thereto) in Atlanta, Georgia. Such arbitration proceeding shall be conducted pursuant to the commercial arbitration rules (formal or informal) of the AAA in as expedited a manner as is then permitted by such rules (the "Arbitration"). Both the foregoing agreement of the parties to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award rendered through such Arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings.

                  (ii) Such Arbitration may be initiated by written notice from either party to the other which shall be a compulsory and binding proceeding on each party. The Arbitration shall be conducted by an arbitrator selected in accordance with the procedures of the AAA. Time is of the essence of this arbitration procedure, and the arbitrator shall be instructed and required to render his or her decision within thirty (30) days following completion of the Arbitration.

                  (iii) The costs of any such Arbitration, whether initiated by the Company or the Executive, shall be borne by the Company unless otherwise ordered by the Arbitrator pursuant to Section 10(e).

                  (iv) Any action to compel arbitration hereunder shall be brought in the State Court of Georgia.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                       LODGIAN, INC.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       THOMAS ARASI



                                       -----------------------------------------

                                                                       EXHIBIT A

                        SEPARATION AND RELEASE AGREEMENT

                  This Separation and Release Agreement ("Agreement") is entered into as of this __ day of ___________________________, 20___, between LODGIAN,
INC., a Delaware corporation, and any successor thereto (collectively, the "Company") and Thomas Arasi (the "Executive").

                  The Executive and the Company agree as follows:

                  1. The employment relationship between the Executive and the Company terminated on __________________________________ (the "Termination Date").

                  2. In accordance with the Executive's Employment Agreement (the "Employment Agreement"), the Company has agreed to pay the Executive certain payments and to make certain benefits available after the Date of Termination.

                  3. In consideration of the above, the sufficiency of which the Executive hereby acknowledges, the Executive, on behalf of the Executive and the Executive's heirs, executors and assigns, hereby releases and forever discharges the Company and its stockholders, parents, affiliates, subsidiaries, divisions, any and all current and former directors, officers, employees, agents, and contractors and their heirs and assigns, from all claims, charges, or demands, in law or in equity, whether known or unknown, which may have existed or which may now exist from the beginning of time to the date of this agreement, including, without limitation, any claims the Executive may have arising from or relating to the Executive's employment or termination from employment with the Company, including a release of any rights or claims the Executive may have under Title VII of the Civil Rights Act of 1964, as amended, and the Civil Rights Act of 1991 (which prohibit discrimination in employment based upon race, color, sex, religion, and national origin); the Americans with Disabilities Act of 1990, as amended, and the Rehabilitation Act of 1973 (which prohibit discrimination based upon disability); the Family and Medical Leave Act of 1993 (which prohibits discrimination based on requesting or taking a family or medical leave); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based upon race); Section 1985(3) of the Civil Rights Act of 1871 (which prohibits conspiracies to discriminate); any other federal, state or local laws against discrimination; or any other federal, state, or local statute, or common law relating to employment, wages, hours, or any other terms and conditions of employment. This includes a release by the Executive of any claims for wrongful discharge, breach of contract, torts or any other claims in any way related to the Executive's employment with or resignation or termination from the Company. This release also includes a release of any claims for age discrimination under the Age Discrimination in Employment Act, as amended ("ADEA"). The ADEA requires that the Executive be advised to consult with an attorney before the Executive waives any claim under ADEA. In addition, the ADEA provides the Executive with at least 21 days to decide whether to waive claims under ADEA and seven days after the Executive signs the Agreement to revoke that waiver.

                  4. This Agreement is not an admission by either the Executive or the Company of any wrongdoing or liability.

                  5. The Executive waives any right to reinstatement or future employment with the Company following the Executive's separation from the Company on the Date of Termination.

                  6. This Agreement shall not release any claim the Executive, his spouse or dependent children have or has to compensation or benefits under the Employment Agreement, or any other rights the Executive may have under the terms of the Employment Agreement, any claims under any employee pension benefit plan, or any employee welfare benefit plan, as those terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended, to retirement, welfare or fringe benefits following termination of employment, nor any claims the Executive may have for workers' compensation benefits.

                  7. The Executive agrees not to engage in any act after execution of this Separation and Release Agreement that is intended to harm the reputation of the Company, its officers, directors, stockholders or employees. The Executive will take no action which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company.

                  8. The Executive shall continue to be bound by Section 12 of the Executive's Employment Agreement.

                  9. The Executive shall promptly return all the Company property in the Executive's possession, including, but not limited to, the Company keys, credit cards, cellular phones, computer equipment, software and peripherals and originals or copies of books, records, or other information pertaining to the Company business. The Executive shall return any leased or Company automobile.

                  10. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to the principles of conflict of laws. Exclusive jurisdiction with respect to any legal proceeding brought concerning any subject matter contained in this Agreement shall be settled by arbitration as provided in the Executive's Employment Agreement.

                  11. This Agreement represents the complete agreement between the Executive and the Company concerning the subject matter in this Agreement and supersedes all prior agreements or understandings, written or oral. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  12. Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render unenforceable any other section contained in this Agreement.

                  13.      It is further understood that for a period of seven
(7) days following the execution of this Agreement in duplicate originals, the Executive may revoke this Agreement, and this Agreement shall not become effective or enforceable until the revocation period has expired. No revocation of this Agreement by the Executive shall be effective unless the Company has received within the seven (7) day revocation period, written notice of any revocation, all monies received by the Executive under this Agreement and all originals and copies of this Agreement.

                  14. This Agreement has been entered into voluntarily and not as a result of coercion, duress, or undue influence. The Executive acknowledges that the Executive has read and fully understands the terms of this Agreement and has been advised to consult with an attorney before executing this Agreement. Additionally, the Executive acknowledges that the Executive has been afforded the opportunity of at least twenty-one (21) days to consider this Agreement.

                  The parties to this Agreement have executed this Agreement as of the day and year first written above.

                                       LODGIAN, INC.



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       THOMAS ARASI



                                          --------------------------------------

                                                                       EXHIBIT B

                  Capitalized terms used in the Agreement that are not elsewhere defined in the Agreement have the definitions set forth below:

                  "Cause" means (i) willful misconduct by the Executive with regard to the Company or its business resulting in material harm to the Company, monetarily or otherwise; (ii) substantial and continuing willful refusal by the Executive to attempt to perform the duties required of him hereunder (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which it is believed that the Executive has substantially and continually refused to attempt to perform his duties hereunder; (iii) the Executive being convicted of a felony (other than a felony involving traffic infraction); or (iv) the Executive's dishonesty, misappropriation or fraud with regard to the Company (other than good faith expense account disputes).

                  No termination for Cause shall take effect unless the provisions of this paragraph shall have been complied with. The Board shall give the Executive at least ten days' written notice of its intention to terminate him for Cause, such notice to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based. The Executive shall have ten (10) days, after receiving such special notice, to cure such grounds, to the extent such cure is possible. If the Executive fails to cure such grounds to the Board's satisfaction, the Executive shall then be entitled to a hearing by the Board, during which he may, at his election, be represented by counsel. If in the judgment of two-thirds of the Board (not including the Executive and any other member of the Board believed by the Board to be involved in the events leading the Board to terminate the Executive for Cause), grounds for a termination for Cause exist, the Executive shall thereupon be terminated for Cause. Nothing herein will limit the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination.

                  "Change of Control" means, after the date hereof:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, (iii) any acquisition by any Person pursuant to a transaction that complies with clauses (i), (ii), (iii) and (iv) of subsection (c) below, or (iv) any acquisition by any entity in which the Executive has a material direct or indirect equity interest;

                  (b) The cessation of the "Incumbent Board" for any reason to constitute at least a majority of the Board. "Incumbent Board" means the members of the Board on the date hereof and any member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, except that the Incumbent Board shall not include any member of the Board whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) The consummation of a merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless immediately following such Business Combination each of the following would be correct:

                  (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Person resulting from such Business Combination (including, without limitation, a Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and

                  (ii) no Person (excluding (A) any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation, or (B) any entity in which the Executive has a material equity interest, or any "Affiliate" (as defined in Rule 405 under the Securities Act of 1933, as amended) of such entity) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination,

                  (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; and

                  (iv) Executive is the President and Chief Executive Officer of the corporation resulting from such Business Combination. Executive has duties and authorities, and compensation and benefits commensurate with the position of President and Chief

         Executive Officer of a corporation comparable to that resulting from the Business Combination, but no less favorable than those in effect immediately before such Business Combination, and the corporation resulting from such Business Combination is a publicly traded corporation; or

                  (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                  "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be (although such Date of Termination shall retroactively cease to apply if the circumstances providing the basis of termination for Cause or Good Reason are cured in accordance with the Agreement), (ii) if the Executive's employment is terminated by the Company other than for Cause, the Date of Termination shall be the date so designated by the Company in its notification to the Executive of such termination, (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the effective date of the Disability, as the case may be, (iv) if the Executive's Employment is terminated by the Executive without Good Reason, the Date of Termination shall be the last day on which the Executive is employed by the Company as a regular employee, or (v) the last day of the Employment Period.

                  "Disability" means (i) the inability of the Executive to perform his duties under this Agreement for (x) a period of one hundred twenty
(120) calendar days within any three hundred sixty-five (365) calendar day period, or (y) ninety (90) consecutive calendar days, and if within thirty (30) calendar days after a notice of termination is provided to the Executive, he shall not have returned to the performance of the Executive's duties hereunder, or (ii) a disability of the Executive within the meaning of Section 72(m)(7) of the Internal Revenue Code, that is, the Executive is unable to engage in any substantial gainful activity with the Company or any other employer, by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration, or (iii) the Executive becomes entitled to disability retirement benefits under the Federal Social Security Act or receive benefits under any long-term disability plan or policy maintained by the Company.

                  "Good Reason" means, without the Executive's prior written consent, the occurrence of any of the following, provided that the Executive delivers a Notice of Termination specifying such occurrence within six (6) months after Executive first has knowledge of such occurrence:

                           (i) the assignment of the Executive to a position other than President and Chief Executive Officer;

                           (ii) any failure by the Company to comply in any material respect with any of the provisions of the Agreement, other than failure not occurring in bad faith and that is remedied by the Company within a reasonable time after receipt of notice thereof given by the Executive;

                           (iii) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including offices, titles, reporting requirements or responsibilities), authority or duties as contemplated by Section 3 of the Agreement, or any other action by the Company, which results in a diminution or other adverse changes in such position, authority or duties or in the status, responsibilities or perquisites of the Executive;

                           (vi) failure of the Executive to be elected or reelected to membership on the Board; or

                           (vii) the Company's requiring the Executive relocate his principal residence or to increase his commuting distance to the Company's offices by more than 35 miles.

                  "Notice of Termination" means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date.

                  "Plans" means all employee compensation, benefit and welfare plans, policies and programs of the Company, which may include, without limitation, incentive, savings, retirement, stock option, restricted stock, supplemental executive retirement, pension, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans, vacation practices, fringe benefit practices and policies relating to the reimbursement of business expenses.

                  "Retirement" shall have the meaning ascribed to that term in the Plan under which benefits are being sought by the Executive or, if such meaning is inapplicable, the term shall mean a termination of employment with the Company or a subsidiary on a voluntary basis after to the age of sixty. The term "Retirement" shall also include "early" retirement prior to the age of sixty provided that the Committee, in its sole discretion, consents in writing to accept such early retirement.

                                                                       EXHIBIT C

                                  TAX GROSS-UP

                  (a) If required by Section 11 of the Agreement, in addition to the payments described in Section 7 of the Agreement (the "Section 7 Payments"), the Company shall pay to the Executive an additional amount (the "Gross-up") such that the portion of the Gross-up retained by the Executive, after deduction of any Excise Tax on the Gross-up and any Federal, state and local income taxes on the Gross-up, is sufficient to pay the Excise Tax imposed with respect to the Section 7 Payments. In addition, the Company shall indemnify and hold the Executive harmless on an after-tax basis from any Excise Tax imposed on or with respect to any such payment (including, without limitation, any interest, penalties and additions to tax payable in connection with any such Excise Tax). For purposes of determining the amount of any Gross-up or the amount required to make an indemnity payment on an after-tax basis, it shall be assumed that the Executive is subject to Federal, state and local income tax at the highest marginal statutory rates in effect for the relevant period after taking into account any deduction available in respect of any such tax (e.g., if state and local taxes are deductible for Federal income tax purposes in the relevant period, it shall be assumed that such taxes offset income that would otherwise be subject to Federal income tax at the highest marginal statutory rate in effect for such period) provided that the extent of any such deduction shall take into account, as determined by the accounting firm described in (b) below, any applicable limitation on itemized deductions imposed by federal law, calculated on the assumption that any such limitation applies proportionately to all itemized deductions on the Executive's federal tax return for the year in question.

                  (b) Subject to the provisions of paragraph (c) of this Exhibit C, the determination of (i) whether a Gross-up is required and the amount of such Gross-up and (ii) the amount necessary to make any payment on an after-tax basis, shall be made in accordance with the assumptions set forth in paragraph (a) of this Exhibit C by a mutually agreed upon accounting firm, or, absent agreement, by whichever of Ernst & Young LLP or PricewaterhouseCoopers LLP is independent of the Company.

                  (c) The Executive shall notify the Company as soon as practicable in writing of any claim by the Internal Revenue Service that, if successful, would require any additional Gross-up or indemnity payment beyond that initially calculated under (b) above. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall take all actions necessary to permit the Company to control all proceedings taken in connection with such contest. In that connection, the Company may, at its sole option, pursue or forgo any and all administrative appeals, proceedings, hearings and conferences in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner; provided, however, that the Company shall pay and indemnify the Executive from and against all costs and expenses incurred in connection with such contest; provided further, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the

Executive on an interest-free basis and at no net after-tax cost to the Executive. If the Executive becomes entitled to receive any refund or credit with respect to such claim (or would be entitled to a refund or credit but for a counterclaim for taxes not indemnified hereunder), the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon) plus the amount of any tax benefit available to the Executive as a result of making such payment (any such benefit calculated based on the assumption that any deduction available to the Executive offsets income that would otherwise be taxed at the highest marginal statutory rates of Federal, state and local income tax for the relevant periods) provided that the extent of any such deduction shall take into account, as determined by the accounting firm described in (b) above, any applicable limitation on itemized deductions imposed by federal law, calculated on the assumption that any such limitation applies proportionately to all itemized deductions on the Executive's federal tax return for the year in question.

                                                                       EXHIBIT D

                             STOCK OPTION AGREEMENT

                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of February 9, 2001, between LODGIAN, INC., a Delaware corporation (the "Company"), and Thomas Arasi (the "Employee").

                              W I T N E S S E T H :

         WHEREAS, the Company desires to induce the Employee to enter into the Employment Agreement, by and between the Company and the Employee, dated as of February 9, 2001 (the "Employment Agreement") and to continue in the employ of the Company;

         WHEREAS, the Company desires to grant the Employee an option (the "Option") to acquire 2,000,000 shares of the Company's common stock (the "Shares") on the terms set forth in this agreement;

         NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the parties agree as follows:

         1. Definitions; Incorporation of Employment Agreement Provisions. This agreement is subject to the terms and conditions of the Employment Agreement and if there is any inconsistency between the terms of this agreement and the Employment Agreement, the Employment Agreement shall control. Capitalized terms used herein without definition shall have the same meanings used in the Employment Agreement.

         2. Option Grant. Subject to and under the terms and conditions set forth in this Agreement, the Employee is hereby granted the Option to purchase from the Company 2,000,000 shares of the Company's common stock (the "Shares"). The exercise price per share will equal the lowest of (x) $1.50 per share, (y) fifty percent (50%) of the average of the closing prices of the Company's common stock as reported on the New York Stock Exchange ("NYSE") for the twenty (20) trading days following announcement of the Employee's employment by the Company, or (z) fifty percent (50%) of the average of the closing prices of the Company's common stock as reported on the NYSE for the twenty (20) trading days following an announcement (if any), prior to December 31, 2001, by
(A) Edgecliff Holdings, LLC or any of its affiliates ("Edgecliff") that Edgecliff will not to pursue a transaction with the Company or (B) the Company that the Company will not to pursue a transaction with Edgecliff, provided, either such post-announcement period continues for at least twenty (20) days.

         3. Vesting of Option. Subject to acceleration as set forth in the Employment Agreement, the Option shall vest with respect to 500,000 of the 2,000,000 Shares covered by the Option on the first anniversary of the date hereof, and with respect to an additional 500,000 shares on each of the next three anniversaries thereof.

         4. Term and Expiration. The term of the Option will be ten (10) years. The Option shall remain exercisable for forty-two (42) months following the Employee's Date of Termination, except in the event of a Change of Control, in which event the Employee's Option shall, at the Employee's election, be cashed-out or rolled-over at the price pursuant to the terms established by such Change of Control, unless the transaction is treated as a pooling transaction for accounting purposes

         5. Exercise of Option and Payment of Purchase Price. At any time during the term of the Option, the Employee may exercise the Option to purchase all or any portion of the Shares with respect to which the Option is then vested. Any exercise of the Option shall be pursuant to (a) written notice to the Company accompanied by payment in full of the exercise price or (b) any other method of exercise from time to time permitted to be used by the Company in the administration of the Company's stock option plans. The exercise price may be paid (i) in cash or by check acceptable to the Company, (ii) by delivery (or attestation of ownership with such verification as the Company may reasonably request) to the Company of shares of the Company's common stock (excluding shares acquired from the Company less than six (6) months prior to such date pursuant to option exercises) having a market value on the date of such exercise equal to the exercise price, (iii) by use of a "cashless exercise" program through a broker designated for such purpose by the Company, (iv) through one or more loans (without interest) from the Company to the Employee, or (v) by a combination of the foregoing methods. Upon receipt of written notice of exercise and payment, the Company shall deliver to the Employee a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer common stock upon exercise of this Option that the Employee pay in addition to the exercise price, or make other provision satisfactory to the Company for the payment of (which may include a delivery of a lesser amount of shares of common stock and applying the remainder in satisfaction of legally required withholding taxes), any taxes which the Company is obligated to withhold or collect with respect to the issue or transfer of common stock upon such exercise.

         6. Nontransferability of Option. The Option shall not be assignable or transferable by the Employee except by will or by the laws of descent and distribution, unless the prior written consent of the Board of Directors or compensation committee thereof is given. During the life of the Employee, the Option shall be exercisable by the Employee only.

         7. Option not Incentive Stock Option. The Option is not intended to constitute an "incentive stock option", as that term is defined in section 422 of the Internal Revenue Code of 1986, as amended.

         8. No Rights as Stockholder. Except as set forth in paragraph 4, the Employee shall have no rights as a stockholder with respect to any shares issuable upon exercise of the Option until the date a stock certificate is issued to the Employee for such shares. Except as otherwise expressly provided in this Agreement, no adjustment shall be made for cash dividends or rights for which the record date is prior to the date such stock certificate is issued.

         9. Antidilution Adjustments. In the event of any recapitalization, reclassification, spin-off, partial liquidation, stock dividend, split-up, distribution to stockholders or combination of the capital stock of the Company or other change in the Company's capital structure, the number of Shares subject to the Option and the exercise price of the Option shall be adjusted appropriately to prevent expansion or dilution of (i) the Employee's rights under the Option and (ii) the net value of the Option to Employee.

         10. Regulatory Approvals. The Option shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares issuable upon exercise of the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue, transfer, or purchase of shares under the Option, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company will use its best efforts to effect such listing, registration, qualification, consent, or approval and will incur all reasonable expenses related thereto.

         11. Interpretation. The interpretation and decision with regard to any question arising under this Agreement or with respect to the Option shall be made pursuant to the dispute resolution provisions of Section 14(i) of the Employment Agreement.

         12. Notices. All notices hereunder shall be sufficiently made if personally delivered to the Employee or sent by regular mail addressed (a) to the Employee at the Employee's address as set forth in the books and records of the Company or any subsidiary, or (b) to the Company or the Committee at the principal office of the Company clearly marked "Attention: Compensation Committee."

         13. Successors. This Agreement shall be binding upon the Company and its successors and assigns.

         IN WITNESS WHEREOF, this Agreement has been executed by the Company by one of its duly authorized officers as of the date specified above.

                                    LODGIAN, INC.


                                    By:
                                       -----------------------------------------

         I hereby acknowledge receipt of the Option and agree to the provisions set forth in this Agreement.


                                       -----------------------------------------
                                       Signature of Employee